ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-277211

Dated September 23, 2026

HSBC USA Inc. Trigger Autocallable Notes

$          Notes Linked to the Least Performing of the Dow Jones Industrial Average® and the Russell 2000® Index due on or about September 29, 2031

Investment Description

These Trigger Autocallable Notes (the “Notes”) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) with returns linked to the Least Performing of the Dow Jones Industrial Average® and the Russell 2000® Index (each, an “Underlying Index” and together, the “Underlying Indices”). The Notes will rank equally with all of our other unsecured and unsubordinated debt obligations. The Notes are designed for investors who believe that the Official Closing Level of each Underlying Index will remain flat or increase moderately during the term of the Notes. If each Underlying Index closes at or above its Initial Level on any Observation Dates (quarterly, on and after 12 months), including the Final Valuation Date, HSBC will automatically call the Notes and pay you a Call Price equal to the Principal Amount per Note plus a Call Return. The Call Return, and therefore the Call Price, increases the longer the Notes are outstanding. The Underlying Index with the lowest Underlying Index Return is the “Least Performing Underlying Index.” If the Notes have not been called on or prior to the Final Valuation Date, then either (1) if each Underlying Index closes at or above the Downside Threshold of 75.00% of its Initial Level on the Final Valuation Date, HSBC will repay the Principal Amount or (2) if any Underlying Index closes below the Downside Threshold on the Final Valuation Date, HSBC will repay less than the Principal Amount, if anything, resulting in a loss that is proportionate to the decline in the Official Closing Level of the Least Performing Underlying Index from the Trade Date to the Final Valuation Date. Investing in the Notes involves significant risks. The Notes do not pay any interest. You may lose some or all of your Principal Amount. Generally, the higher the Call Return on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

❑	Call Return: HSBC will automatically call the Notes for a Call Price equal to the Principal Amount plus the applicable Call Return if the Official Closing Level of each Underlying Index is equal to or greater than its Initial Level on any Observation Date, including the Final Valuation Date. The Call Return, and therefore the Call Price, increases the longer the Notes are outstanding. If the Notes are not called, investors will incur a loss at maturity.

❑	Contingent Repayment of Principal Amount at Maturity: If by the Final Valuation Date, the Notes have not been called and each Underlying Index does not close below its Downside Threshold on the Final Valuation Date, HSBC will repay the Principal Amount. However, if any Underlying Index closes below its Downside Threshold on the Final Valuation Date, HSBC will repay less than the Principal Amount, if anything, resulting in a loss that is proportionate to the decline in the Official Closing Level of the Least Performing Underlying Index from the Trade Date to the Final Valuation Date. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates(1)

Pricing Date	September 23, 2026
Trade Date	September 23, 2026
Settlement Date	September 28, 2026

Observation Dates(2)	Quarterly, beginning September 29, 2027

Final Valuation Date(2)	September 24, 2031

Maturity Date(2)	September 29, 2031

(1) Expected (2) See page 4 for additional details

THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE TERMS OF THE NOTES MAY NOT OBLIGATE HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES. THE NOTES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING INDICES, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF THE PRINCIPAL AMOUNT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF HSBC. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 7 AND THE MORE DETAILED “RISK FACTORS” BEGINNING ON PAGE S-1 OF THE ACCOMPANYING EQUITY INDEX UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-1 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES.

Note Offering

These terms relate to an offering of Notes Linked to the Dow Jones Industrial Average® and the Russell 2000® Index. The Notes are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. The Call Return Rate, its Initial Level and the Downside Threshold will be determined on the Trade Date.

Underlying Indices	Call Return Rate	Initial Levels	Downside Threshold	CUSIP	ISIN

The Dow Jones Industrial Average® (“INDU”)	9.15% to 9.40%	•	75.00% of its Initial Level

The Russell 2000® Index (“RTY”)	per annum (to be determined on the Trade Date)	•		403944325	US4039443258

See “Additional Information About HSBC USA Inc. and the Notes” on page 2. The Notes offered will have the terms specified in the accompanying prospectus dated February 21, 2024, the accompanying prospectus supplement dated February 21, 2024, the accompanying equity index underlying supplement dated February 21, 2024 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or equity index underlying supplement. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Notes will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Notes from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 15 hereof for a description of the distribution arrangements.

The Estimated Initial Value of the Notes on the Trade Date is expected to be between $9.225 and $9.725 per Note, which is expected to be less than the price to public. The market value of the Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 5 and “Key Risks” beginning on page 7 of this document for additional information.

	Price to Public	Underwriting Discount(1)	Proceeds to Us
Per Note	$10.00	$0.25	$9.75
Total	•	•	•

(1) See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 15 hereof.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC Securities (USA) Inc

Additional Information About HSBC USA Inc. and the Notes

This document relates to the offering of Notes identified on the cover page. As a purchaser of a Note, you will acquire a senior unsecured debt instrument linked to the least performing of the Underlying Indices, which will rank equally with all of our other unsecured and unsubordinated debt obligations. Although the offering of Notes relates to the Underlying Indices, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any Underlying Indices, or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and the equity index underlying supplement dated February 21, 2024. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying equity index underlying supplement, prospectus supplement or prospectus, the terms described in this document shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” beginning on page S-1 of the equity index underlying supplement and beginning on page S-1 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes..

HSBC USA Inc. has filed a registration statement (including the equity index underlying supplement, prospectus and prospectus supplement) with the SEC for the offering to which this document relates. Before you invest, you should read the equity index underlying supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the equity index underlying supplement, prospectus and prospectus supplement if you request them by calling (212) 525-8010.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Equity index underlying supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm
♦	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm
♦	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated February 21, 2024, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated February 21, 2024 and references to the “equity index underlying supplement” mean the equity index underlying supplement dated February 21, 2024.

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Investor Suitability

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
♦	You can tolerate a loss of all or a substantial portion of your Principal Amount and are willing to make an investment that may have the same downside market risk as the Underlying Indices.
♦	You believe the Official Closing Level of each Underlying Index will not be below its Downside Threshold on the Final Valuation Date, but you are willing to lose up to 100% of your principal if the Notes are not called and the Official Closing Level of any Underlying Index is below its Downside Threshold on the Final Valuation Date.
♦	You understand and accept that you will not participate in any appreciation in the level of any Underlying Index and your potential return is limited to the applicable Call Return.
♦	You are willing to invest in the Notes if the Call Return Rate is set to the low end of the Call Return Rate range indicated on the cover hereof. The actual Call Return Rate will be determined on the Trade Date.
♦	You believe the Underlying Indices will remain flat or appreciate moderately during the term of the Notes and the Official Closing Level of each Underlying Index will be equal to or greater than its Initial Level on at least one Observation Date, or equal to or greater than its Downside Threshold on the Final Valuation Date.
♦	You are willing to hold the Notes that will be automatically called on any Observation Dates if the Official Closing Level of each Underlying Index on that Observation Date is equal to or greater than its Initial Level.
♦	You are willing to hold the Notes to maturity and do not seek an investment for which there is an active secondary market.
♦	You understand and accept the risks associated with the Underlying Indices.
♦	You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
♦	You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in any of the Underlying Indices.
♦	You are willing to assume the credit risk of HSBC, as Issuer of the Notes, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
♦	You cannot tolerate a loss of all or a substantial portion of your Principal Amount, and you are not willing to make an investment that may have the same downside market risk as the Underlying Indices.
♦	You believe the Notes will not be called and that the Final Level of at least one Underlying Index will be below its Downside Threshold on the Final Valuation Date.
♦	You seek an investment that is designed to return your full Principal Amount at maturity.
♦	You seek an investment that participates in the full appreciation in the level of any of the Underlying Indices or that has unlimited return potential.
♦	You are not willing to invest in the Notes if the Call Return Rate is set to the low end of the Call Return Rate range indicated on the cover hereof. The actual Call Return Rate will be determined on the Trade Date.
♦	You are unable or unwilling to hold the Notes that will be automatically called on any Observation Dates if the Official Closing Level of each Underlying Index on that Observation Date is equal to or greater than its Initial Level.
♦	You are unable or unwilling to hold the Notes to maturity and seek an investment for which there will be an active secondary market.
♦	You do not understand or accept the risks associated with the Underlying Indices.
♦	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
♦	You seek current income from your investment or prefer to receive the dividends paid on the stocks included in any of the Underlying Indices.
♦	You are not willing or are unable to assume the credit risk of HSBC, as Issuer of the Notes, for any payment on the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. For more information about the Underlying Indices, see ”Information About the Underlying Indices” in this document and the accompanying Equity Index Underlying Supplement. You should also carefully review “Key Risks” herein and “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and beginning on page S-1 of the prospectus supplement.

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Indicative Terms

Issuer	HSBC USA Inc. (“HSBC”)
Principal Amount	$10 per Note (subject to a minimum investment of $1,000).
Term	Approximately 5 years, unless earlier called
Pricing Date	September 23, 2026
Trade Date(1)	September 23, 2026
Settlement Date (1)	September 28, 2026
Final Valuation Date(1)	September 24, 2031, subject to adjustment if a Market Disruption Event occurs, as described under “Additional Terms of the Notes — Valuation Dates” in the accompanying equity index underlying supplement.
Maturity Date(1)	September 29, 2031, subject to adjustment if a Market Disruption Event occurs, as described under “Additional Terms of the Notes — Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying equity index underlying supplement.
Underlying Indices	The Dow Jones Industrial Average® (Ticker: “INDU”) and the Russell 2000® Index (Ticker: “RTY”)
Call Feature	The Notes will be automatically called if the Official Closing Level of each Underlying Index on any Observation Date, including the Final Valuation Date, is equal to or greater than its Initial Level. If the Notes are called, HSBC will pay you on the applicable Call Settlement Date a cash payment per Note equal to the Call Price for the applicable Observation Date.
Call Settlement Dates	With respect to any of the first sixteen Observation Dates, two business days following the applicable Observation Date, unless otherwise indicated in the table below. For the Final Valuation Date, the Call Settlement Date will be the Maturity Date.
Call Price	The Call Price equals the Principal Amount per Note plus the applicable Call Return, which will equal the product of the Principal Amount multiplied by the applicable Call Return Rate.
Call Return/Call Return Rate	The Call Return, and therefore the Call Price, increases the longer the Notes are outstanding and will be based on the Call Return Rate of at least 9.15% per annum (to be determined on the Trade Date).

Expected Observation Date(1)	Expected Call Settlement Date(1)	Call Return Rate	Call Price (per $10.00 Note)
September 29, 2027	October 1, 2027	9.1500% to 9.40%	$10.91500 to $10.940
December 23, 2027	December 30, 2027	11.4375% to 11.75%	$11.14375 to $11.175
March 23, 2028	March 27, 2028	13.7250% to 14.10%	$11.37250 to $11.410
June 23, 2028	June 27, 2028	16.0125% to 16.45%	$11.60125 to $11.645
September 25, 2028	September 27, 2028	18.3000% to 18.80%	$11.83000 to $11.880
December 27, 2028	December 29, 2028	20.5875% to 21.15%	$12.05875 to $12.115
March 23, 2029	March 27, 2029	22.8750% to 23.50%	$12.28750 to $12.350
June 25, 2029	June 27, 2029	25.1625% to 25.85%	$12.51625 to $12.585
September 24, 2029	September 26, 2029	27.4500% to 28.20%	$12.74500 to $12.820
December 24, 2029	December 28, 2029	29.7375% to 30.55%	$12.97375 to $13.055
March 25, 2030	March 27, 2030	32.0250% to 32.90%	$13.20250 to $13.290
June 24, 2030	June 26, 2030	34.3125% to 35.25%	$13.43125 to $13.525
September 23, 2030	September 25, 2030	36.6000% to 37.60%	$13.66000 to $13.760
December 23, 2030	December 27, 2030	38.8875% to 39.95%	$13.88875 to $13.995
March 24, 2031	March 26, 2031	41.1750% to 42.30%	$14.11750 to $14.230
June 23, 2031	June 25, 2031	43.4625% to 44.65%	$14.34625 to $14.465
Final Valuation Date (September 24, 2031)	Maturity Date (September 29, 2031)	45.7500% to 47.00%	$14.57500 to $14.700

Payment at Maturity (per $10.00 Note)

If the Notes have not been previously called, you will receive a payment on the Maturity Date calculated as follows:

If the Final Level of the Least Performing Underlying Index is equal to or greater than its Initial Level on the Final Valuation Date, the Notes will automatically be called and HSBC will pay you a cash payment on the Maturity Date per Note equal to the applicable Call Price.(2)

If the Final Level of the Least Performing Underlying Index is below its Initial Level but equal to or greater than its Downside Threshold on the Final Valuation Date, HSBC will pay you a cash payment on the Maturity Date per Note equal to the Principal Amount (a zero return).(2)

If the Final Level of the Least Performing Underlying Index is below its Downside Threshold on the Final Valuation Date, HSBC will pay you a cash payment on the Maturity Date that is less than the Principal Amount, equal to:

$10 × (1 + Underlying Index Return of the Least Performing Underlying Index)

In this case, you will incur a loss that is proportionate to the decline in the Final Level of the Least Performing Underlying Index from its Initial Level and you will lose some or all of your Principal Amount.

Least Performing	The Underlying Index with the lowest Underlying Index Return.

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Underlying Index
Underlying Index Return	For each Underlying Index, calculated as follows: Final Level - Initial Level Initial Level
Downside Threshold	For each Underlying Index, 75.00% of its Initial Level.
Initial Level	For each Underlying Index, its Official Closing Level on the Trade Date.
Final Level	For each Underlying Index, its Official Closing Level on the Final Valuation Date.
Calculation Agent	HSBC USA Inc. or one of its affiliates.
Estimated Initial Value	The Estimated Initial Value of the Notes is expected to be less than the price you pay to purchase the Notes. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Trade Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Key Risks — The Estimated Initial Value of the Notes, Which Is Expected to Be Determined by Us on the Trade Date, Is Expected to Be Less Than the Price to Public and May Differ from the Market Value of the Notes in the Secondary Market, if Any.”

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF HSBC. IF HSBC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

(1) Expected. In the event HSBC makes any changes to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Notes remains the same and the Observation Dates and Call Settlement Dates may be adjusted in a similar manner. The Observation Dates and Call Settlement Dates are subject to postponement in the event of a Market Disruption Event or non-trading day, as described under “Additional Terms of the Notes—Valuation Dates” and “—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

(2) Contingent repayment of principal is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

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Investment Timeline

The Initial Level and Downside Threshold of each Underlying Index are observed. The terms of the Notes are determined.

The Notes will automatically be called if the Official Closing Level of each Underlying Index on any of the first sixteen Observation Dates is equal to or greater than its Initial Level.

If the Notes are called, HSBC will pay the Call Price for the relevant Observation Date: equal to the Principal Amount plus an amount based on the Call Return Rate.

The Final Levels and Underlying Index Returns are determined on the Final Valuation Date.

If the Notes have not been called and the Final Level of the Least Performing Underlying Index is equal to or greater than its Downside Threshold, HSBC will pay the Principal Amount (a zero return).

If the Notes have not been called and the Final Level of the Least Performing Underlying Index is below its Downside Threshold, HSBC will repay less than the Principal Amount, if anything, resulting in a loss proportionate to the decline of the Least Performing Underlying Index, equal to a return of:

$10.00 × (1 + Underlying Index Return of the Least Performing Underlying Index) per Note

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Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here. However, HSBC urges you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying equity index underlying supplement and the accompanying prospectus supplement. HSBC also urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

Risks Relating to the Structure or Features of the Notes

♦	Risk of Loss at Maturity – The Notes differ from ordinary debt securities in that HSBC will not necessarily pay the full Principal Amount of the Notes. If the Notes are not called and the Final Level of one or both Underlying Indices is less than its Downside Threshold, you will lose some or all of your initial investment in an amount proportionate to the decline in the Final Level of the Least Performing Underlying Index from its Initial Level. In such a case, you will lose some or all of the principal amount of your Notes.

♦	The Contingent Repayment of Principal Applies Only if You Hold the Notes to Maturity – You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss even if the level of each Underlying Index is above its Downside Threshold.

♦	Limited Return on the Notes – The return potential of the Notes is limited to the applicable Call Return regardless of the appreciation of any of the Underlying Indices. In addition, because the Call Return, and therefore the Call Price, increases the longer the Notes have been outstanding, the Call Price payable on earlier Call Settlement Dates is less than the Call Price payable on later Call Settlement Dates. Your Notes could be called as early as the first quarterly Observation Date and your return would therefore be less than if the Notes were called on a later date. If the Notes are not called, you may be exposed to the decline in the level of the Least Performing Underlying Index even though you were not able to participate in any appreciation in the level of any of the Underlying Indices. As a result, the return on an investment in the Notes could be less than the return on a hypothetical direct investment in securities represented by the Underlying Indices.

♦	No Assurances of a Flat or Bullish Environment – While the Notes are structured to provide positive returns in a flat or bullish environment, we cannot assure you of the economic environment during the term or at maturity of your Notes and you may lose some or all of your investment if the Notes are not called.

♦	No Interest Payments – As a holder of the Notes, you will not receive interest payments.

♦	Reinvestment Risk – If your Notes are called early, the term of the Notes will be reduced and you will not receive any payment on the Notes after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Notes at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs. The Notes may be called as early as 12 months after issuance.

♦	Higher Call Return Rates Are Generally Associated with a Greater Risk of Loss – Greater expected volatility with respect to the Underlying Indices reflects a higher expectation as of the Trade Date that, for example, the Official Closing Level of any Underlying Index could be below its Downside Threshold on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for that Note. However, while the Call Return Rate is a fixed amount, the volatility of any of the Underlying Indices can change significantly over the term of the Notes. The levels of one or more Underlying Indices could fall sharply, which could result in a significant loss of principal.

♦	Because the Notes Are Linked to the Performance of More Than One Underlying Index, There Is a Greater Risk of You Sustaining a Significant Loss on Your Investment – The risk that you will lose some or all of your initial investment in the Notes at maturity is greater if you invest in the Notes as opposed to substantially similar notes that are linked to the performance of only one Underlying Index. With two Underlying Indices, it is more likely that the Official Closing Level of at least one Underlying Index will be less than its Initial Level on an Observation Date or less than its Downside Threshold on the Final Valuation Date. Therefore it is more likely that you will suffer a significant loss on your investment at maturity.

In addition, movements in the levels of the Underlying Indices may be correlated or uncorrelated at different times during the term of the Notes, and such correlation (or lack thereof) could have an adverse effect on your return on the Notes. The correlation of two Underlying Indices represents a statistical measurement of the degree to which the ratios of the returns of those Underlying Indices were similar to each other over a given period of time.

The lower (or more negative) the correlation between two Underlying Indices, the less likely it is that those Underlying Indices will move in the same direction and, therefore, the greater the potential for one of those Underlying Indices to close below its Initial Level or Downside Threshold on an Observation Date or the Final Valuation Date, respectively. This is because the less positively correlated two Underlying Indices are, the greater the likelihood that at least one of the Underlying Indices will decrease in value. This results in a greater potential for a loss of principal at maturity. However, even if two Underlying Indices have a higher positive correlation, one or more of those Underlying Indices might close below its Initial Level on an Observation Date or its Downside Threshold on the Final Valuation Date, as the Underlying Indices may decrease in value together.

HSBC determines the Call Return Rate for the Notes based, in part, on the correlation between the Underlying Indices, calculated using internal models at the time the terms of the Notes are set. As discussed above, increased risk resulting from lower correlation will be reflected in a higher Call Return Rate than would be payable on notes involving indices that have a higher degree of correlation.

♦	Your Return Will Be Based on the Individual Return of Each Underlying Index – Unlike notes linked to a basket of underlyings, the Notes will be linked to the individual performance of each Underlying Index. Because the Notes are not linked to a basket, in which case the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the Underlying Indices to the same degree for each Underlying Index. The amount payable on the Notes, if any, depends on the performance of the Least Performing Underlying Index regardless of the performance of the other Underlying Index. You will bear the risk that any of the Underlying Indices will perform poorly.

Risks Relating to the Underlying Index

♦	Changes Affecting an Underlying Index – The policies of an Underlying Index’s sponsor concerning additions, deletions and substitutions of the stocks included in that Underlying Index and the manner in which the sponsor takes account of certain changes affecting those stocks included in the Underlying Index may adversely affect the level of that Underlying Index. The policies of a sponsor with respect to the calculation of the relevant Underlying Index could also adversely affect the level of that Underlying Index. A

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sponsor may discontinue or suspend calculation or dissemination of the relevant Underlying Index. Any such actions could have an adverse effect on the value of the Notes.

♦	Small-capitalization risk – The RTY tracks companies that are considered small-capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the level of the RTY may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

General Risk Factors

♦	The Notes Are Subject to the Credit Risk of the Issuer – The Notes are senior unsecured debt obligations of the Issuer, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦	The Estimated Initial Value of the Notes, Which Is Expected to Be Determined by Us on the Trade Date, Is Expected to Be Less Than the Price to Public and May Differ from the Market Value of the Notes in the Secondary Market, if Any – The Estimated Initial Value of the Notes will be calculated by us on the Trade Date and is expected to be less than the price to public. The Estimated Initial Value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

♦	The Price of Your Notes in the Secondary Market, if Any, Immediately After the Trade Date Is Expected to Be Less Than the Price to Public – The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes, the underwriting discount and the costs associated with structuring and hedging our obligations under the Notes. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the levels of the Underlying Indices and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

♦	If One of Our Affiliates Were to Repurchase Your Notes Immediately After the Settlement Date, the Price You Receive May Be Higher Than the Estimated Initial Value of the Notes – Assuming that all relevant factors remain constant after the Settlement Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 6 months after the Settlement Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Settlement Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

♦	Lack of Liquidity – The Notes will not be listed on any securities exchange or quotation system. One of HSBC’s affiliates intends to offer to purchase the Notes in the secondary market, but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the Notes, and therefore you may have to sell your Notes at a significant discount.

♦	Owning the Notes Is Not the Same as Owning the Stocks Included in an Underlying Index – The return on your Notes may not reflect the return you would realize if you actually owned the stocks included in an Underlying Index. As a holder of the Notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the stocks included in an Underlying Index would have. Each Underlying Index is a price return index, and the Call Return excludes any cash dividend payments paid on its component stocks.

♦	Potential Conflicts of Interest – HSBC, UBS Financial Services Inc., or any of our or their respective affiliates may engage in business with the issuers of the stocks included in an Underlying Index, which could affect the price of such stocks or the level of that Underlying Index and thus, may present a conflict between the obligations of HSBC and you, as a holder of the Notes. The Calculation Agent, which may be HSBC or any of its affiliates, will determine the Payment at Maturity or the payment on a Call Settlement Date based on observed levels of each Underlying Index in the market. The Calculation Agent can postpone the determination of each

8

Official Closing Level on an Observation Date and the corresponding Call Settlement Date if a Market Disruption Event exists on that Observation Date. Furthermore, the Calculation Agent can postpone the determination of each Final Level and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦	Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS Financial Services Inc. or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or any of our or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes and such research, opinions or recommendations may be revised at any time. Any such research, opinions or recommendations could affect the price of the stocks included in the Underlying Indices or the levels of the Underlying Indices, and therefore, the market value of the Notes.

♦	Market Price Prior to Maturity – The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the levels of the Underlying Indices; the volatility of the Underlying Indices; the dividends paid on the securities included in the Underlying Indices; the time remaining to the maturity of the Notes; interest rates; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of HSBC.

♦	Potential HSBC and UBS Financial Services Inc. Impact on Price – Trading or transactions by HSBC USA Inc., UBS Financial Services Inc., or any of our or their respective affiliates in the stocks included in the Underlying Indices, or in futures, options, exchange-traded funds or other derivative products on those stocks or relating to the Underlying Indices, may adversely affect the levels of the Underlying Indices, and, therefore, the market value of the Notes.

♦	The Notes Are Not Insured or Guaranteed by any Governmental Agency of the United States or any Other Jurisdiction – The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations when due, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

♦	Uncertain Tax Treatment – Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your own tax situation. See the discussion under “What Are the Tax Consequences of the Notes?” in this document and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

9

Hypothetical Scenario Analysis and Examples at Maturity

The scenario analysis and examples below are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of any Underlying Index relative to its Initial Level. The hypothetical terms used below are not the actual terms that will apply to the Notes. The actual terms will be set on the Trade Date and will be indicated on the cover of the applicable pricing supplement. We cannot predict the Final Level or the Official Closing Level of any Underlying Index on any Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of any Underlying Index. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity or upon an automatic call per $10.00 Note on a hypothetical offering of the Notes, based on the following assumptions:

Investment term:	Approximately 5 years (unless earlier called)
Hypothetical Initial Levels:	1,000.00 for each Underlying
Call Return Rate:	9.15% per annum (or 2.2875% per quarter) (the actual Call Return Rate will be between 9.15% and 9.40%, to be determined on the Trade Date)
Downside Threshold:	75.00%
Downside Thresholds:	750.00 for each Underlying Index, which is 75.00% of its Hypothetical Initial Level
Observation Dates, hypothetical Call Returns and hypothetical Call Prices on Observation Dates:

Expected Observation Date	Expected Call Settlement Date	Hypothetical Call Return Rate	Hypothetical Call Price (per $10.00 Note)
September 29, 2027	October 1, 2027	9.1500%	$10.91500
December 23, 2027	December 30, 2027	11.4375%	$11.14375
March 23, 2028	March 27, 2028	13.7250%	$11.37250
June 23, 2028	June 27, 2028	16.0125%	$11.60125
September 25, 2028	September 27, 2028	18.3000%	$11.83000
December 27, 2028	December 29, 2028	20.5875%	$12.05875
March 23, 2029	March 27, 2029	22.8750%	$12.28750
June 25, 2029	June 27, 2029	25.1625%	$12.51625
September 24, 2029	September 26, 2029	27.4500%	$12.74500
December 24, 2029	December 28, 2029	29.7375%	$12.97375
March 25, 2030	March 27, 2030	32.0250%	$13.20250
June 24, 2030	June 26, 2030	34.3125%	$13.43125
September 23, 2030	September 25, 2030	36.6000%	$13.66000
December 23, 2030	December 27, 2030	38.8875%	$13.88875
March 24, 2031	March 26, 2031	41.1750%	$14.11750
June 23, 2031	June 25, 2031	43.4625%	$14.34625
Final Valuation Date (September 24, 2031)	Maturity Date (September 29, 2031)	45.7500%	$14.57500

Example 1— The Least Performing Underlying Index closes at 110.00% of its Initial Level on the first Observation Date – the Notes are called.

Date	Official Closing Level	Payment (per Note)
First Observation Date	INDU: 1,300.00 RTY: 1,100.00	$0.915 (Call Return) – Notes are automatically called
Total Payment: $10.915 (9.15% return)

Because the Official Closing Level of the Least Performing Underlying Index on the first Observation Date is at or above its Initial Level, the Notes are automatically called at the applicable Call Price of $10.915 per Note, representing a 9.15% return on the Notes. As long as the Least Performing Underlying Index closes at or above its Initial Level on any Observation Date, HSBC will pay you the applicable Call Price.

Example 2— The Least Performing Underlying Index closes below its Initial Level on each of the first sixteen Observation Dates and closes at 120.00% of its Initial Level on the Final Valuation Date – the Notes are called.

Date	Official Closing Level	Payment (per Note)
First through Thirteenth Observation Date	INDU: 975.00 RTY: 980.00	$0.00 – Notes are not automatically called
Fourteenth Observation Date	INDU: 975.00 RTY: 930.00	$0.00 – Notes are not automatically called
Fifteenth Observation Date	INDU: 925.00 RTY: 900.00	$0.00 – Notes are not automatically called
Sixteenth Observation Date	INDU: 900.00 RTY: 830.00	$0.00 – Notes are not automatically called
Final Valuation Date	INDU: 1,500.00 RTY: 1,200.00	$4.575 (Call Return) – Notes are automatically called
Total Payment: $14.575 (45.75% return)

Because (i) the Official Closing Level of the Least Performing Underlying Index on each of the first sixteen Observation Dates is below its Initial Level and (ii) the Official Closing Level of the Least Performing Underlying Index on the final Observation Date (which is also the Final Valuation Date) is at or above its Initial Level, the Notes are automatically called at the applicable Call Price of $14.575 per Note, representing a 45.75% return on the Notes.

Example 3— The Least Performing Underlying Index closes below its Initial Level on each of the first sixteen Observation Dates and closes at 75.00% of its Initial Level on the Final Valuation Date – the Notes are NOT called.

Date	Official Closing Level	Payment (per Note)
First through Thirteenth Observation Date	INDU: 1,025.00 RTY: 830.00	$0.00 – Notes are not automatically called
Fourteenth Observation Date	INDU: 975.00 RTY: 930.00	$0.00 – Notes are not automatically called
Fifteenth Observation Date	INDU: 925.00 RTY: 900.00	$0.00 – Notes are not automatically called
Sixteenth Observation Date	INDU: 875.00 RTY: 830.00	$0.00 – Notes are not automatically called
Final Valuation Date	INDU: 1,200.00 RTY: 750.00	$10.00 (the Principal Amount) – Notes are not automatically called
Total Payment: $10.00 (0.00% return)

Because (i) the Official Closing Level of the Least Performing Underlying Index on each of the first sixteen Observation Dates is below its Initial Level and (ii) the Official Closing Level of the Least Performing Underlying Index on the final Observation Date (which is also the Final Valuation Date) is below its Initial Level but at or above its Downside Threshold, the Notes are not automatically called, and HSBC will repay the Principal Amount of $10.00 per Note, representing a 0.00% return on the Notes.

Example 4— The Least Performing Underlying Index closes below its Initial Level on each of the first sixteen Observation Dates. In addition, the Least Performing Underlying Index closes at 59.00% of its Initial Level on the Final Valuation Date – the Notes are NOT called.

Date	Official Closing Level	Payment (per Note)
First through Thirteenth Observation Date	INDU: 1,025.00 RTY: 830.00	$0.00 – Notes are not automatically called
Fourteenth Observation Date	INDU: 975.00 RTY: 930.00	$0.00 – Notes are not automatically called
Fifteenth Observation Date	INDU: 925.00 RTY: 900.00	$0.00 – Notes are not automatically called
Sixteenth Observation Date	INDU: 875.00 RTY: 830.00	$0.00 – Notes are not automatically called
Final Valuation Date	INDU: 1,200.00 RTY: 590.00	$10.00 × (1 + Underlying Index Return of the Least Performing Underlying Index) =$10.00 × (1 + -41.00%) =$10.00 x (59.00%) =$5.90 (Payment at Maturity)
Total Payment: $5.90 (-41.00% return)

Because the Official Closing Level of the Least Performing Underlying Index on each of the first sixteen Observation Dates is below its Initial Level, the Notes are not automatically called. Furthermore, because the Final Level of the Least Performing Underlying Index is below its Downside Threshold on the Final Valuation Date, your principal is fully exposed to any decrease in the Final Level of the Least Performing Underlying Index relative to its Initial Level. Therefore you will suffer a loss on the Notes of 41.00%. Expressed as a formula:

Underlying Index Return = (590.00 – 1,000.00) / 1,000.00 = -41.00%

Payment at Maturity = $10 x (1 + -41.00%) = $5.90

In this example, you would lose some of your Principal Amount at maturity.

If the Final Level of the Least Performing Underlying Index is below its Downside Threshold on the Final Valuation Date, you are fully exposed to the negative Underlying Index Return, resulting in a loss of some or all of your principal that is proportionate to the decrease in the Official Closing Level of the Least Performing Underlying Index from the Trade Date to the Final Valuation Date.

What Are the Tax Consequences of the Notes?

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, the Notes should be treated as pre-paid executory contracts with respect to the Underlying Indices. HSBC intends to treat the Notes consistent with this approach, and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat the Notes in accordance with this approach. Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale, exchange or call and HSBC intends to treat any gain or loss upon maturity or an earlier sale, exchange or call as long-term capital gain or loss, provided you have held the Note for more than one year at such time for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to securities that are treated as pre-paid executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ materially and adversely from the treatment described above. For example, the Notes could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Notes) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of a Note is required to accrue income in respect of the Notes prior to the receipt of payments with respect to the Notes or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Notes as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Notes could be subject to U.S. withholding tax in respect of the Notes. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Notes.

We will not attempt to ascertain whether any of the entities whose stock is included in the Underlying Indices would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Underlying Indices were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Underlying Indices and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Underlying Indices is or becomes a PFIC or USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Notes.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the applicability dates of the Treasury regulations to provide that withholding on dividend equivalent payments paid or deemed paid will not apply to specified ELIs that are not delta-one instruments and that are issued through 2028. Based on the Issuer’s determination that the Notes are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Indices or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Indices or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Information About the Underlying Indices

The Dow Jones Industrial Average®

Description of the INDU

The Dow Jones Industrial Average® (“INDU”) is a price-weighted index comprised of 30 blue-chip stocks, which represent nine economic sectors including consumer discretionary, consumer staples, communication services, energy, financials, health care, industrials, information technology and materials.

For more information about the INDU, see "The Dow Jones Industrial Average®" beginning on page S-10 of the accompanying Equity Index Underlying Supplement.

Historical Information of the INDU

The following graph sets forth the historical performance of the INDU based on the daily historical closing levels from September 23, 2016 through September 21, 2026, as reported on the Bloomberg Professional® service (“Bloomberg”). The solid line represents its Downside Threshold, equal to 75.00% of its Official Closing Level on September 21, 2026. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg. The historical levels of the INDU should not be taken as an indication of future performance.

Source: Bloomberg

The Russell 2000® Index
Description of the RTY

The Russell 2000® Index (“RTY”) is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see "The Russell 2000® Index" beginning on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Information of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from September 23, 2016 through September 21, 2026, as reported on the Bloomberg Professional® service (“Bloomberg”). The solid line represents its Downside Threshold, equal to 75.00% of its Official Closing Level on September 21, 2026. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg. The historical levels of the RTY should not be taken as an indication of future performance.

Source: Bloomberg

Correlation of the Underlying Indices

The following graph sets forth the historical performances of the Dow Jones Industrial Average® and the Russell 2000® Index from September 23, 2016 through September 21, 2026, based on the daily Official Closing Levels of the Underlying Indices. For comparison purposes, each Underlying Index has been normalized to have a closing level of 100.00 on September 23, 2016 by dividing the Official Closing Level of that Underlying Index on each day by the Official Closing Level of that Underlying Index on September 23, 2016 and multiplying by 100.00.

We obtained the Official Closing Levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification. Historical performance of the Underlying Indices should not be taken as an indication of future performance. Future performance of the Underlying Indices may differ significantly from historical performance, and no assurance can be given as to the Official Closing Levels of the Underlying Indices during the term of the Notes, including on any Observation Date or on the Final Valuation Date. We cannot give you assurance that the performances of the Underlying Indices will result in the return of any of the principal amount.

Historical Performance of Dow Jones Industrial Average® and Russell 2000® Index

— Dow Jones Industrial Average® — Russell 2000® Index

PAST PERFORMANCE OF THE UNDERLYING INDICES IS NOT INDICATIVE OF FUTURE RESULTS.

The closer the relationship of the daily returns of Underlying Indices over a given period, the more positively correlated those Underlying Indices are. The graph above illustrates the historical performance of each of the Underlying Indices relative to the other Underlying Index over the time period shown and provides an indication of how close the relative performance of the daily returns of one Underlying Index has historically been to another. For additional information, see the information set forth above under “Key Risks –Because the Notes Are Linked to the Performance of More Than One Underlying Index, There Is a Greater Risk of You Sustaining a Significant Loss on Your Investment.”

The lower (or more negative) the correlation between two Underlying Indices, the less likely it is that those Underlying Indices will move in the same direction and, therefore, the greater the potential for one of those Underlying Indices to close below its Initial Level on an Observation Date or its Downside Threshold on the Final Valuation Date. This is because the less positively correlated Underlying Indices are, the greater the likelihood that at least one of the Underlying Indices will decrease in value. This results in a greater potential for the Notes not to be called on an Observation Date or a loss of principal at maturity. However, even if two Underlying Indices have a higher positive correlation, one or more of those Underlying Indices might close below its Initial Level on an Observation Date or its Downside Threshold on the Final Valuation Date, as the Underlying Indices may decrease in value together.

The terms of the Notes will be based, in part, on the correlation between the Underlying Indices, calculated using internal models at the time the terms of the Notes are set. As discussed above, increased risk resulting from lower correlation will be reflected in a higher Call Return Rate than would be payable on notes that have a higher degree of correlation.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in “Indicative Terms” in this free writing prospectus. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining each Underlying Index Return and the accelerated Maturity Date will be four business days after the accelerated Final Valuation Date. The Call Return will be calculated based on the length of time that the Notes are outstanding. The Call Return, and therefore the Call Price, increases the longer the Notes are outstanding. If a Market Disruption Event exists on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities—Senior Debt Securities—Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC Securities (USA) Inc. will agree to sell to the Agent, and the Agent will agree to purchase, all of the Notes at the price to public less the underwriting discount indicated on the cover hereof. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. The Agent may allow a concession to its affiliates not in excess of the underwriting discount set forth on the cover hereof.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Notes in the secondary market, but is not required to do so and may cease making such offers at any time. HSBC or HSBC’s affiliate will enter into swap agreements or related hedge transactions with one of HSBC’s other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Notes and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice.

We expect that delivery of the Notes will be made against payment for the Notes on or about the Settlement Date set forth on the cover page of this document, which is more than one business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the Settlement Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the accompanying prospectus supplement.

Selling Restrictions

Peru

The contents of this document, any underlying product supplement, the MTN supplement, the prospectus and the Notes issued and traded thereunder, have not been reviewed nor authorised by the Capital Markets Superintendence (Superintendencia del Mercado de Valores, the "SMV") nor the Private Pension Funds, Banking and Insurance Superintendence (Superintendencia de Banca, Seguros y AFP, the "SBS"). Therefore, investors will not benefit from protection of any of the aforementioned regulatory authorities.

The Notes have not been and will not be registered with the Capital Markets Public Registry of the SMV nor the Lima Stock Exchange Registry ("RBVL") for their public offering in Peru under the Peruvian Capital Markets Law (Law N°861/ Supreme Decree N°020-2023-EF and the decrees and regulations thereunder.

Consequently, Notes may not be offered or sold, directly or indirectly, nor this document, any underlying product supplement, the MTN supplement, the prospectus or any other offering material relating to the Notes be distributed or caused to be distributed to the general public in Peru, unless the offering or selling of Notes comply with the Private Offer Exemptions (as defined below).

"Private Offer Exemptions" means an offer of Notes, where no Mass-marketing is used, and made:

(i)	exclusively to institutional investors; or

(ii)	where the minimum investment amount is greater than or equal to approximately USD 160,000 (either in a single transaction or in aggregate).

"Mass-marketing" means a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social network, internet servers located in Peru, and other media or technology platforms.

Chile

Neither the Issuer nor the Notes have been registered with the Comisión para el Mercado Financiero pursuant to law no. 18,045 (the "Ley de Mercado de Valores") and regulations thereunder, therefore, they cannot be publicly offered in the Republic of Chile. Neither this document nor any underlying product supplement, the MTN supplement or the prospectus constitute an offer of, or an invitation to subscribe for or purchase the Notes in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of article 4 of the Ley de Mercado de Valores (i.e. an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

ESTA OFERTA PRIVADA SE INICIA EL DÍA DE ESTE DOCUMENTO Y SE ACOGE A LAS DISPOSICIONES DE LA NORMA DE CARÁCTER GENERAL Nº 336 DE LA SUPERINTENDENCIA DE VALORES Y SEGUROS (HOY, COMISIÓN PARA EL MERCADO FINANCIERO); ESTA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA COMISIÓN PARA EL MERCADO FINANCIERO, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA; POR TRATAR DE VALORES NO INSCRITOS NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE LOS VALORES SOBRE LOS QUE VERSA ESTA OFERTA; ESTOS VALORES NO PODRÁN SER OBJETO DE OFERTA PÚBLICA MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

Philippines

The Notes being offered or sold herein have not been registered with the Philippine Securities and Exchange Commission under the Securities Regulation Code of the Philippines ("SRC"). Any offer or sale thereof in the Philippines is prohibited unless the Notes have first been registered in accordance with the registration requirements of the SRC or such offer or sale qualifies as an exempt transaction.

Each of the following restrictions must be observed by Noteholders in relation to sales, transfers or disposals of all or any part of its legal or beneficial interests in the Notes or offers to do so:

(a)	To the extent that the Notes are offered, sold or distributed in the Philippines, the Noteholder, by purchasing the Notes, agrees for the benefit of the Issuer that the Notes may not be subsequently offered, sold, pledged or otherwise transferred except in compliance with Philippine laws and regulations (in addition to the laws of other jurisdictions, as applicable) and may be offered, sold or distributed only to "Qualified Buyers" as defined under Subsection 10.1(l) of the SRC.

(b)	No Noteholder shall sell, transfer or otherwise dispose of all or part of its legal or beneficial interests in the Notes to another person or persons nor offer to do so, unless such sale, transfer, disposal or offer is subject to the condition that such person(s) shall undertake to observe the restrictions set out herein.

Without limitation to paragraphs (a) and (b) above, each Noteholder shall observe all applicable laws and regulations in the Philippines in connection with the offer, sale, transfer or other disposition of all or any part of its legal or beneficial interests in the Notes or the distribution of any document or other material in connection therewith.

Israel and Paraguay

The Notes may not be sold to investors in either Israel or Paraguay.